United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2017

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01Regulation FD Disclosure.

On December 22, 2017, President Donald Trump signed into law H.R.1, known as the “Tax Cuts and Jobs Act,” which makes widespread changes to the Internal Revenue Code, including, among other items, a reduction in the federal corporate tax rate to 21%, effective January 1, 2018.  As a result, Old Second Bancorp, Inc., based on currently available information, has preliminarily determined that it expects to record a valuation allowance with respect to its deferred tax assets in the fourth quarter of 2017, in an estimated range of between $9 million to $11 million.  Our actual valuation allowance may vary materially from the estimated amount due to uncertainties in our preliminary review.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Old Second Bancorp, Inc. under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01Other Events.

On December 26, 2017, Old Second Bancorp, Inc. announced the signing of a definitive agreement and plan of merger (the “Agreement”) to acquire Greater Chicago Financial Corp. and its wholly-owned bank subsidiary, ABC Bank, in an all-cash transaction.  Under the terms of the Agreement, Old Second Bancorp, Inc. will acquire all of the outstanding common stock of Greater Chicago Financial Corp. in a transaction valued at approximately $41.1 million.  ABC Bank had total assets of $350.4 million as of September 30, 2017, including $246.3 million of total loans.  The boards of Old Second Bancorp, Inc. and Greater Chicago Financial Corp. unanimously approved the transaction which is subject to regulatory approval and customary closing conditions, including the approval by the shareholders of Greater Chicago Financial Corp.  A copy of the press release and a summary presentation related to the transaction are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

99.1 Press Release dated December 26, 2017.

99.2Acquisition Announcement Summary Presentation dated December 26, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, without limitation, statements regarding our preliminary conclusion that we will need to record a valuation allowance with respect to our deferred tax assets and the timing and estimated range of such valuation allowance.  Words such as “expect,” “anticipate,” “believes,” “estimated,” “approximately,” “continued,” “should,” “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, including uncertainties in our preliminary review of, and additional analysis with respect to, the impact of H.R.1., as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results and estimates contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by Old Second Bancorp, Inc. or any person that future events, plans, or expectations contemplated by Old Second Bancorp, Inc. will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: December 26, 2017	By:	/s/ Bradley S. Adams
	Name:	Bradley S. Adams
	Title:	Executive Vice President
and Chief Financial Officer